Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated December 5, 2025, relating to the financial statements of Helix Acquisition Corp. III as of November 21, 2025 and for the period from September 10, 2025 (inception) through November 21, 2025, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

January 16, 2026